Stock Purchase And Sale Agreement

THIS STOCK PURCHASE AGREEMENT dated October 10, 2005 ("Agreement"), by and among Coffee Pacifica, Inc., a Company organized and existing under the laws of the State of Nevada having its corporate office at Suite 321, 2920 North Green Valley Parkway, Building 3, Henderson, Nevada 89014, ("Buyer"), and Orrel J. Lanter and Barry Berkowitz (collectively the "Sellers").

W I T N E S S E T H:

WHEREAS, Buyer wishes to buy and the Sellers wish to sell to Buyer, on the terms and for the consideration hereinafter provided, the capital stock of Uncommon Grounds, Inc., a Company organized and existing under the laws of California ("Company"), which will represent one hundred percent (100%) of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer and Sellers hereby agree as follows:

1. PURCHASE OF COMPANY COMMON STOCK.

1.1 Sale of Common Stock. Upon the terms and subject to the provisions of this Agreement, the Sellers agree that they will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, 15,000 shares of duly and validly issued, fully paid and nonassessable, common stock (collectively, "Purchased Stock") of the Company owned by the Sellers. The Sellers represent and warrant that the Purchased Stock represents one hundred percent (100%) of the issued and outstanding stock of the Company.

1.2 Consideration for Sale and Transfer of the Purchased Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Sellers herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Sellers a total purchase price of four hundred thirty thousand U.S. dollars (US $430,000) for the Purchased Stock (the purchase price for the Purchased Stock is hereinafter referred to as the "Stock Purchase Price").

2. THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1 Closing. The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at Berkeley, California on October 12, 2005 (or on such earlier or later time and date as the parties may agree). The time and date of the Closing is hereinafter called the "Closing Date."

2.2 Payment of Stock Purchase Price. At the Closing, the Buyer shall deliver the Stock Purchase Price in the form of a cashier's check in the amount of four hundred thirty thousand U.S. dollars (US $430,000) to the Sellers, or order, at the location designated by Sellers.

2.3 Transfer of Purchased Stock. At the Closing, the Sellers shall transfer to Buyer, the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever. Said transfer shall be effected by delivery to Buyer of the stock certificates, or certification of the President of the Company that all of the stock of the Company has been surrendered. If a stock certificate is not delivered to Buyer, then Sellers shall also deliver an opinion of counsel that the transfer of the certificates to Buyer from Sellers is complete under the laws of California. If any Seller shall fail or refuse to deliver any of the Purchased Stock, or any stock certificate or closing certificate or document required to be delivered by that Seller, at the Closing as provided herein, such default shall not relieve any other Seller of his obligations to comply fully with this Agreement, and the Buyer, at its option and without prejudice to its rights against any such defaulting Seller or Sellers, may (a) acquire only the Purchased Stock which have been delivered to it, or (b) refuse to acquire any Purchased Stock and thereby terminate all of its obligations hereunder to all the Sellers, by delivery of written notice of termination and with no liability of the Buyer to the nondefaulting Sellers. The Sellers acknowledge that the Purchased Stock is unique and not otherwise available, and agree that, in addition to any other available remedies; Buyer may seek any equitable remedies to enforce performance by the Sellers hereunder, including, without limitation, an action for specific performance. If any Seller shall fail to perform his obligations under this Agreement at the Closing, no other Seller shall per se have any liability to Buyer therefore.

2.4 Seller's Delivery at Closing. At Closing, Sellers shall deliver or cause to be delivered to the Buyer: (a) a joint resolution of the shareholders and board of directors of the Company approving the transfer of the Purchased Stock to the Purchaser; (b) share certificates for the Purchased Stock duly endorsed for transfer; (c) the corporate records and seals of the Company including, without limiting the generality of the foregoing, the Company's formation and operating documents and all minutes and resolutions of the Company's directors and shareholders; (d) resignations of all of the directors and officers of the Company requested by the Buyer (other than Orrel J. Lanter who shall remain as a director of the Company following Closing,) and releases by all such directors and officers of the Company of all claims they have against the Company (excepting therefrom the Barry Berkowitz promissory note more particularly described in Section 3.13), conditional on the completion of the sale of the Purchased Stock pursuant hereto; (e) copies of all documents (including, without limitation, records, correspondence and contracts) that have not been previously delivered before Closing and that the Buyer in its reasonable opinion considers to be necessary or desirable for the conduct by the Buyer of any activities related to the Assets.

2.5 Buyer's Delivery at Closing. In accordance with paragraph 2.2 and 2.3, at the Closing, the Buyer shall deliver or cause to be delivered a cashier's check for four hundred thirty thousand U.S. dollars (US $430,000) as payment for the Purchased Stock of the Company.

At Closing, the Buyer shall appoint the following four (4) directors to the board: Shailen Singh, Jon Yogiyo, Terry Klassen and Orrel J. Lanter, and shall file or cause to be filed, within five (5) days of Closing, a Statement of Information with the California Secretary of State's office accurately setting forth the director, officer, and other information required therein.

2.6 Loss or Damage Prior to Closing. From the Effective Date (June 30, 2005 being the date of the audited financial statement of the Company) to the Closing Date, the Sellers shall cause the Company and the Company shall continue to satisfy and comply with its obligations and shall not make or initiate any actions that could result in the default of any of Company's obligations or adversely affect the business of the Company or the purchase and sale herein contemplated.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.

Sellers hereby jointly and severally represent, warrant and agree as of the date hereof and as of the date of the Closing as follows:

3.1 Organization and Qualification of Company. The Company is duly organized, validly existing and in good standing under the laws of California. The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Company is duly qualified, licensed and authorized to do business as a corporation and is in good standing in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

The minute books of the Company are current and contain correct and complete copies of the Articles of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all stockholders. The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the outstanding shares of the Company's capital stock since the date of its incorporation.

3.2 Authority of Company and the Sellers. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of such of Sellers as are parties thereto and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Sellers or the Company have been duly authorized by all necessary action of Sellers and, with respect to Company, are within Company's corporate powers, and will not: (a) Result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company under any indenture or loan or credit agreement of any of the Sellers or the Company, except as set forth on Exhibit "B", attached hereto, or any other agreement, lease or instrument to which any of the Sellers or the Company is a party or by which the property of any of the Sellers or the Company is bound or affected; (b) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company; (c) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to any of the Sellers; (d) violate any provisions of the Articles of Incorporation or Bylaws of the Company, or (e) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.3 Capitalization. The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and nonessessable. The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are no other equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company. The Company has no capital stock of any class authorized or outstanding except as identified herein. The Purchased Stock represents one hundred percent (100%) of the issued and outstanding capital stock of the Company.

3.4 The Company has no capital stock of any class authorized or outstanding except as identified herein.

3.5 Valid Title to Purchased Stock. The Sellers will deliver to Buyer, valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.

3.6 Conduct of the Business. The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body, which prohibits or adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or adversely affect: (a) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (b) the conduct of its business and operations, in each case, in all material respects in the same manner as such business has been conducted by it.

3.7 Articles of Incorporation. The Articles of Incorporation of the Company and all amendments thereto to have been validly adopted by the stockholders and directors of the Company and the Articles of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.8 Bylaws. The Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.9 Shareholders. The Company has no stockholders other than the Sellers.

3.10 Disclosure. To the best of Sellers' knowledge, no representation, warranty or statement contained in this Agreement or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading. There is no fact, which materially and adversely affects, or, to the best of Sellers' knowledge, in the future may materially and adversely affects, the condition of the Company which has not been fully disclosed by Sellers to Buyer.

3.12 Sellers Exclusive Representations. Sellers severally, in proportion to their respective ownership of Company shares, hereby represent and warrant to and in favor of the Buyer that as of the date hereof and as at the Closing Date:

The number of Company shares listed opposite each Seller's name below will be issued and outstanding and owned by the Sellers:

Name Company Shares

Orrel Lanter 5,000

Berry Berkowitz 10,000

TOTAL: 15,000

(b) the Company is a private company duly incorporated, properly organized, validly existing and qualified to carry on business under the laws of California and has all necessary power, authority and capacity to own or other-wise hold its property and assets, is in good standing, and has conducted its business in accordance with applicable laws.;

at the time of Closing, there will be $50,171 in outstanding shareholder loans owing to one Seller; Berry Berkowitz, by the Company. The terms of the shareholder loan are set forth in Schedule "B", attached hereto;

(d) the Company holds no assets other than the Assets other than as set forth in Schedule "A", attached hereto.

(e) none of the Sellers or the Company are party to any actions, suits or other legal, administrative or arbitration proceedings or government investigations, actual or threatened, which might reasonably be expected to result in impairment or loss of the Seller's interests in the Company Shares;

(f) the entering into of this Agreement by the Sellers and the completion of sale by the Sellers of the Company shares pursuant hereto, to the best of Seller's knowledge, will not result in the violation of any laws of United States or in any State thereof ;

(g) the Company does not own any shares in any corporations or any beneficial interests in any other entities, nor is the Company a party to any agreements of any nature to acquire any such shares or beneficial interests or to acquire or lease any other business operations;

(h) the entering into of this Agreement, and the transactions contemplated hereby, will not result in the violation of any of the terms and provisions of the Company's documents of formation and operation, or of the terms and provisions of any contract, indenture, lease or other agreement to which the Sellers or the Company is a party or by which the Assets are bound, the breach of which could have a material adverse affect on the Company shares;

(i) Intentionally Omitted.

(k) the Company will have good and marketable title to all of its Assets, free and clear of all material liens, mortgages, charges, costs, expenses, liabilities and encumbrances of every nature and kind whatsoever other than those set out in Schedule "B" and "C", attached hereto;

(l) there are no claims, claims for damages, actions, causes of action, suits or proceedings by or against the Company, or the Assets, either threatened or affecting the subject matter of this purchase and sale, nor any suits or proceedings at law or equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could adversely affect the business of the Company or the purchase and sale herein contemplated;

(m) the copies of all instruments, agreements, other documents and written information set forth as, or referred to in, Schedules to this Agreement, delivered to the Buyer prior to the date of this Agreement, or specifically required to be furnished to the Buyer by the Sellers and the Company pursuant to this Agreement are and will be substantially complete and correct in all material respects;

the Company has paid in a timely manner all liabilities owing to utilities authorities;

(o) the revised audited financial statement of June 30, 2005 and the updated financial information provided by Sellers to Buyer gives a substantially accurate description of the obligations and liabilities of the Company as of Closing. . To the best of Sellers' knowledge the audited financial statement provides a substantially accurate description of the assets, obligations and liabilities of the Company as of Junes 30, 2005. The additional financial information provides an acceptable update of the assets, obligations and liabilities of the Company as of the date of Closing.

(p) neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby will result in acceleration of any of the dates for payment of any of the liabilities of the Company other than as set forth in Exhibit "B", attached hereto;

(q) (Intentionally Omitted).

(r) the business of the Company has been carried on only in the ordinary and usual course;

(s) other than what have been disclosed herein, to the best of Sellers' knowledge, the Company is not a party to or bound by any material contracts the result of which would have a material adverse affect on the Company or any of its assets and such material contracts will not require any consent or otherwise be affected in any material respect by the entering into of this Agreement and the performing of its terms;

(t) the Sellers have incurred no obligations or liabilities, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Buyer shall have any obligation or liability;

(u) all governmental licenses, consents, permits and authorities required for the conduct in the ordinary course of the operations of the business of the Company and the owning of the Assets, have been obtained, are validly issued and are in good standing and such conduct and uses by Sellers are not in breach or default of any statute, bylaw, regulation, covenant, restriction, plan, permit, license or authority;

(v) there is no written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Company of the Assets;

(w) no dividends have been made or authorized by the Company to the Sellers or former shareholders of the Company;

(x) (Intentionally Omitted) ;

(y) as of the date of this Agreement, to the best of Sellers' knowledge, there are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Buyer may become liable on or after the consummation of the transaction contemplated by this Agreement other than:

(i) liabilities disclosed on Exhibits "B" and "C", attached hereto;

(ii) liabilities disclosed in the revised audited Financial Statements as of June 30, 2005 or referred to in this Agreement or otherwise disclosed in writing by the Sellers to the Buyer;

(iii) liabilities incurred in the ordinary course of business and attributable to the period since April 1, 2005;

(z) to the best of Sellers' knowledge, the revised audited financial statement has been prepared in accordance with generally accepted accounting principles and fairly and correctly set out and disclose in all material respects the financial position of the Company at the time or for the period indicated therein;

(aa) (Intentionally Omitted).

(bb) The Company has duly and timely filed all returns, elections, filings and reports in respect of income and other taxes required to be filed by it by law and all such returns, elections, filings and reports are true, complete and correct in all material respects; there are no tax arrears, including income tax, goods and services tax, employee withholdings or property tax nor any related interest or penalties owing to any foreign, federal, state, territorial or municipal tax authorities; the Sellers' have no knowledge of any delinquent taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge ; there has been no tax audit of the Company by any taxing or other authority within 24 months of the Closing Date, the Sellers have no knowledge of any such audit currently pending or threatened and there are no tax liens on any of the assets or the properties; there are no agreements, waivers, or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any tax return, election or payment of any tax, governmental charges , penalty, interest or fine, by the Company; there are no actions, suits, proceedings, investigations or claims now threatened or pending (to the knowledge of the Sellers) against or affecting the Company in respect of taxes, governmental charges, penalties, interest or fines, or any matters under discussion with any governmental authority relating, to taxes, governmental charges, penalties, interest or fines asserted by any such authority.

(cc) All statements contained in any certificate or other instrument delivered by the Sellers pursuant hereto or in connection with the transaction contemplated hereby shall be deemed to be representations and warranties by the Sellers hereunder.

(dd) No waiver by the Sellers of any term of this Agreement, in whole or in part, shall operate as a waiver of any other terms of this Agreement. In the event that Closing does not take place no party shall have any claim against the other for any breach of any representation or warranty contained in Articles herein.

4. REPRESENTATIONS AND WARRANTIES BY BUYER.

As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Nevada. Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.

4.2 Authority of Buyer. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii) violate any provisions of the Articles of Incorporation or Bylaws of Buyer; or

(iv) require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3 Governmental Approvals. All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained. Notwithstanding the foregoing, Buyer is aware that the Sellers' organic license is not transferable and that Buyer will have to file a new application with an affidavit that Buyer intends to follow Company's existing organic plan; or submit its own organic plan for approval.

4.4 Disclosure. No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Sellers pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.5 Purchase for Investment. Buyer hereby represents and warrants to each Seller that Buyer is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws. Buyer understands that the Purchased Stock have not been registered under the Securities Act of 1933 (the "Act:) or any state securities law, by reason of their sale to the Sellers in transactions exempt from registration; and, that the Purchased Stock must be held by Buyer indefinitely unless a subsequent disposition thereof is registered under the Act and the state securities laws or is exempt from registration.

Buyer represents and warrants to the Sellers that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Act.

4.6 Acknowledgment of Disclaimer of Profits. Buyer expressly acknowledges and agrees that none of the Sellers has made any representation or warranty with respect to the future profitability or financial prospects of the Company after the Closing Date.

4.7 Buyer's Obligations on Schedule "B" Liabilities. Buyer agrees to take immediate action, but in no event later than ninety (90) days from Closing, to remove the individual Sellers from their guaranties of the Line of Credit shown on Exhibit "B", attached hereto. In the interim, Buyer shall indemnify, hold harmless and defend the individual Sellers in respect of the Line of Credit from any liability due to their personal guaranties of the Line of Credit. The line of credit shall be frozen on Closing. Buyer is assuming the unsecured note payable to Barry Berkowitz in the unpaid principal sum of $50,171. Buyer agrees to pay the principal sum of $50,171 of this unsecured note off in full on or before March 31, 2006.

5. COVENANTS OF THE SELLERS.

The Sellers covenant and agree as follows throughout the period from the date hereof through and including the Closing:

5.1 Restrictions. Sellers, jointly and severally agree that they shall not do any of the following (except with the prior written consent of the Buyer):

(a) Redeem, purchase, repurchase or retire any of the capital stock of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of the Company;

(b) Make or permit any material change in or cease in whole or in significant part its present business;

(c) Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, knowhow, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d) Make any change in the Articles of Incorporation or Bylaws of the Company;

(e) Make any change in the authorized or issued and outstanding capital stock of the Company including any changes involving treasury shares;

(f) Grant any options or rights to purchase any securities of the Company;

(g) Effect any dissolution, winding up, liquidation or termination of the business of the Company.

5.2 Notice of Breach. To the extent Sellers obtain actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Sellers shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Sellers' control.

5.3 Access. Sellers will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents relating to the business operations of the Company that are in the Company's and Sellers' custody, care or control and shall have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers or suppliers without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.

5.4 Authorization from Others. Sellers shall use their reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5 Consummation of Agreement. Sellers shall use their reasonable efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7 Business Intact; Relationships with Customers and Suppliers. Sellers shall use their best efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6. COVENANTS OF SELLERS AND BUYER.

6.1 Regulatory Filings. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency. Buyer and Sellers each agree to timely file any information reports, applications or notices required to be filed in connection with the transactions contemplated by this Agreement by the (i) HartScottRodino Antitrust Improvements Act and the regulations promulgated thereunder (the "HSR Act") and (ii) the Omnibus Trade and Competitiveness Act of 1988 (the "1988 Trade Act").

6.2 Consummation of Agreement. Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3 Authorization From Others. Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Sellers set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.2 Performance of Covenants. Sellers shall have performed all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date and Buyer shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

7.4 Audited Financial Statement June 30, 2005. The revised audited financial Statement provided by the Company is to the best knowledge of Sellers true and correct and adequately reflect the financial condition of the Company at the date through which the audit was conducted. The Company has provided their Certified Public Accountants true and correct information, and has not failed to disclose information that if disclosed, would materially affect the audit and Audited Financial Statements.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO CLOSE.

The obligation of Sellers to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers, of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Sellers.

8.2 Performance of Covenants. Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date and the Sellers shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Sellers.

8.3 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Sellers shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer.

8.4 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5 Delivery of Certificates and Documents to Sellers. The Buyer shall have delivered, or cause to be delivered, to the Sellers certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

9. TERMINATION OF AGREEMENT.

9.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated (a) by the consent of the Buyer and Sellers, (b) by Sellers if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (c) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Sellers in their representations, warranties and covenants set forth herein, (d) by the Sellers if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (e) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2 Effect of Termination. If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

9.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Sellers, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4 Notice of Breach. To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Seller in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

10. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, and shall survive the execution and delivery of this Agreement for a period of two (2) years from the date of Closing.

10.2 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11. INDEMNIFICATION.

11.1 Indemnification by the Sellers. The Sellers hereby agree, jointly and severally, to defend, indemnify and hold Buyer, the Company and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Buyer or Company arising out of, based upon, or by reason of a material breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Sellers in this Agreement.

11.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold the Sellers and their respective employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Sellers arising out of, based upon, or by reason of a material breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

11.3 Notice; Defense of Claims. Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12. NONDISCLOSURE COVENANTS.

12.1 Disclosure of Information. It is understood that the business of Company is of a confidential nature. Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Sellers confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries. The Sellers agree that they will not knowingly divulge or appropriate to their own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures. The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Sellers' breach of this Agreement or to information previously disclosed by Sellers or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company. Sellers represent that such confidentiality agreements are contracts between the Company and such prospective buyers and that they provide in pertinent part for inter alia: a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period of two (2) years after the date of execution of the confidentiality agreement.

Notwithstanding the foregoing, the parties acknowledge that the restrictions set forth above shall not apply to Orrel J. Lanter in her capacity as an employee of the Company.

13. MISCELLANEOUS.

13.1 Taxes. Any taxes in the nature of sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the consummation of any other transaction contemplated hereby shall be paid by Sellers.

13.2 Assignability. Neither this Agreement nor any rights or obligations hereunder, are assignable by Sellers or the Company. The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer, and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder. In addition, after Buyer has fulfilled Its obligations under Section 4.7. above, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.4 Section Headings. The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.5 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.6 Expenses. Buyer and Sellers shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement. Buyer acknowledges that Company has paid certain expenses for the audited financial statements and for corporate legal work during the period of the negotiations for this Agreement. Sellers acknowledge that legal fees incurred by the Sellers in connection with this Purchase and Sale Agreement are the personal expenses of individual Sellers.

13.7 Notices. Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses following the signatures at the end of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California.

13.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10 Validity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11 Execution Capacity of Sellers. Each of the Sellers hereby acknowledge that their execution of this Agreement as provided below, whether personally or through their attorney-in-fact, shall be in their individual capacities as well as in their capacities as shareholders of the Company.

13.12 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

COFFEE PACIFICA, INC.

By: /s/ Shailen Singh

Authorized signatory : Shailen Singh, President and CEO

WITNESS:

Name: James B. Parsons

Signature: /s/ James B. Parsons

Address: Bellevue, WA

ORREL J. LANTER:

Printed Name: Orrel J. Lanter

Signature: /s/ Orrel J. Lanter

Address: 225 Capricorn

Oakland, California 94611

WITNESS:

Name: Robert A. Buchanan

Signature: /s/ Robert A. Buchanan

Address: 1333 No. California Blvd. #350

            Walnut Creek, CA 94596

BARRY BERKOWITZ

Printed Name: Barry Berkowitz

Signature: /s/ Barry Berkowitz

Address: 1301 N. Riverside Dr. #4

            Pompano Beach, Florida 33062

WITNESS:

Name: Donna Lefleur

Signature: /s/ Donna Lefleur

Address: 1301 N. Riverside Dr. #4

            Pompano Beach, FL 33062

SCHEDULE A

ASSETS

list of assets consisting of _________pages following this page:

SCHEDULE B

OBLIGATIONS TO SELLERS

Post closing obligations to the Sellers by the Company

1. Unsecured Note Payable on or to Seller (Barry Berkowitz) in the amount of $50,171.

2. Personal guarantees of Individual Sellers for the Line of Credit Note Payable with Wells Fargo Bank..

SCHEDULE C

INDEBTEDNESS

Debts and Obligations contained on the following ___________pages following this page.

Assets

Purchase

Production Equipment

	Year	Cost Basis
Roaster Probat 22k Direct fire barrel Roaster	1984	
After burner Direct Fire International Roasting Systems	1994	16,000 $
Grinders, Shuttles, Warmers Approximately 375 units purchased between 1995 -2004		
Ditting High volume Grinder KFA 1800	1987	
Ditting HV Retail Grinder KF1250	1995	
Bunn HV Retail Grinder	2000	
Taylor Packer High Volume Vibrating Packer	1994	8,200 $
Impulse Sealer	2002	1,250 $
Heat Sealer x2	1999	1,200 $
Coffee Mixer	2002	600 $
Custom Market Bulk display units x 2	2000	6,500 $
Refrigeration mini x2	2000	
Display Counter 3x16 ` x 4	1984	
Spaziale 2 group Espresso machine	2000	4,300 $
Sample Roaster San Franciscan	1997	3,500 $
Pallet jack	1997	
Rolling Ladder x1	1996	
Extension Ladder x 1		
Assorted mechanical tools		
Rubbermaid barrels 55 gal, 44 gal, and 32 gal		
Production Counters		
Pallet Rack Shelving 5 units		

Vehicles

Dodge Caravan cargo van (1994)	1998	5,500 $
Chevy Astro Cargo Van (2000)	2000	22,800 $

Office Equipment

Toshiba 12 Station Phone System w/ voice mail	2001	7,500 $
Macintosh Imac G3 Computer Server	2000	2,300 $
Macintosh IMac Computers x 3 (2000-2002)		4,000 $
Macintosh G3 Computer	1999	1,400 $
Macintosh Powermac 7200 with new monitors x 3	1999	
Umax Scanner	1996	
Laser Printers x2	2001	1,000 $
Macintosh Laser Printer	2001	3,000 $
Epson Deskjet printers x 4		
HP Deskjet printers x2	2001	
HP and Brother Fax machines x 3		
Toshiba Copy machine model 6120	2000	3,000 $
Toshiba Copy machine model	1999	
Label machine x1